Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive Revenue Grows 13% in Fiscal 2008

o	$63.5 million Q4 revenue meets expectations – solid growth in Europe and most of US offsets ongoing US pharma business difficulties

o	Solid Q4 European performance: bookings +30%, revenue +12%, Internet revenue +98%

o	Expenses related to strategic review process cause a $1.6 million charge in the quarter

o	Solid cash generation continues: $16 million of EBITDA in FY08 — $33 million of cash at fiscal year end

o	Enterprise-wide FY08 cost-cutting actions will save approximately $6 million over next 12 months

o	Expect flat revenue with strong profit growth in FY09
ROCHESTER, N.Y. – August 22, 2008 – Harris Interactive® (NASDAQ:HPOL) announced results for its fourth fiscal quarter and fiscal year ended June 30, 2008.
“2008 was a challenging year, to say the least,” said Gregory T. Novak, president and CEO. “The year started with revenue and profit growth on plan and our expansion into Canada and Asia, but then was derailed by the rapid deterioration of the macro-economic environment in North America which hit our pharma business particularly hard. Declining bookings caused revenue to drop more rapidly than our ability to scale-back costs. Our growth flattened and our profitability suffered. We dedicated the second-half of the year to right-sizing and restructuring our Company to match costs with projected revenue. As a result, we are a leaner and stronger organization. I’m optimistic about our future as we continue to focus resources on our high-value clients, and invest to develop innovative solutions to help them keep pace in this rapidly changing world,” Novak ended.
Q4FY08 Charges
In its fourth fiscal quarter, the Company recorded charges related to three unusual and non-recurring items:
Goodwill
Our annual impairment analysis, performed in accordance with FASB Statement No.142 indicated that the fair value of the Company was less than the carrying value of our net assets at June 30, 2008. Based upon an estimated valuation, the Company has recorded a preliminary pre-tax, non-cash charge of $123.0 million.
Strategic review process
The Company recorded a charge of $1.6 million in legal, accounting, banking and other costs in connection with a review of its strategic alternatives.
UK restructuring
The Company recorded a $0.5 million restructuring charge for actions taken to streamline operations in the UK. This unplanned charge pushed the total restructuring and severance charges to $3.0 million for the year, up from the $2.3 million estimate used to calculate the Company guidance issued in May 2008.
Fourth Fiscal Quarter 2008 Results
“While difficulties in the US pharma business continued, we did see some signs of strength and progress being made in the fourth fiscal quarter: significant bookings, revenue and Internet revenue growth in Europe, growth in all of our US non-pharma custom research groups, and continued cash generation and strength in our balance sheet,” said Novak.
Revenue
Q4FY08 consolidated revenue was $63.5 million, at the mid-point of guidance, and up 11% when compared to the same period last year. Favorable effects of foreign currency exchange added $0.5 million in the quarter. Pro forma organic revenue growth of 12% in Europe was countered by a 7% decline in North America, which caused consolidated pro forma organic revenue to decline by 3%.

Operating/net loss
$2.7 million in restructuring and other unusual items, along with the preliminary $123.0 million goodwill impairment charge, created a $(124.2) million operating loss for the quarter, compared with operating income of $4.2 million reported for the same period last year. The net loss for the quarter was $(121.2) million, or $(2.28) per share, compared with net income of $3.4 million or $0.06 per fully diluted share for the fourth quarter of fiscal 2007. “The significant cost-cutting actions, and $1.1 million of associated charges we took in Q4 were necessary in order to right-size our operations and stem our margin erosion,” said Ronald E. Salluzzo, CFO.
Adjusted EBITDA1
Fourth fiscal quarter adjusted EBITDA, calculated by adding back $1.0 million of non-cash stock-based compensation expense and the preliminary $123.0 million goodwill impairment charge, was $2.4 million or 3.7% of revenue, down 66% when compared with $7.0 million of adjusted EBITDA, or 12.2% of revenue reported in Q4FY07.
Bookings
Consolidated bookings for the fourth fiscal quarter were $53.3 million, up 5% when compared with $50.9 million of bookings reported for the same period a year ago. European bookings, led by a 41% increase in Germany, were up 30%. Declines in Healthcare bookings in the US drove a 21% drop in North American bookings. “We saw good bookings growth throughout all sectors of the Company, however, they were not enough to offset the decline in Healthcare bookings,” said Salluzzo.
Fiscal Year 2008 Results
Revenue
Revenue for fiscal 2008, which ended on June 30, 2008, was within our guidance at $238.7 million, and up 13% when compared with $211.8 million of revenue reported for fiscal 2007. Favorable effects of foreign currency exchange added $2.5 million in the fiscal year. European pro forma organic revenue grew 6%, but North American pro forma revenue declined 3%, pushing consolidated pro forma organic revenue down 1%. “Good organic revenue growth in Europe and Asia as well as many of our US business units was almost enough to counter an 11% drop in our US Healthcare revenue,” stated Salluzzo. “Our new Healthcare leaders are making good progress in the turnaround of that group, and we now expect Healthcare revenue to stabilize by the end of the calendar year with the possibility of some upside in the second half of fiscal 2009.”
Operating/net loss
Operating loss for the fiscal year, including $4.6 million of restructuring and other unusual items and an estimated $123.0 million goodwill impairment charge, was $(121.1) million, compared with operating income of $12.3 million last year. Net loss for the full fiscal year was $(120.2) million, or $(2.27) per share, compared with net income of $9.1 million or $0.16 per diluted share in fiscal 2007. “Rising interest costs and amortization charges coupled with restructuring costs, strategic review costs, severance and other unusual charges severely impacted our profit for the year. Excluding the unusual charges, our earnings were within our guidance,” said Salluzzo. “We adjusted costs across the enterprise in 2008, and we now believe that our profit levels will improve in 2009.”
Adjusted EBITDA1
For the full fiscal year, adjusted EBITDA, calculated by adding back $4.1 million of non-cash stock-based compensation expense and the preliminary $123.0 million goodwill impairment charge, was $16.1 million or 6.7% of revenue, down 30% when compared with $22.9 million of adjusted EBITDA, or 10.8% of revenue reported for the same prior year period.
Bookings
Consolidated bookings for fiscal year 2008 were $233.6 million, up 8% over the $217.1 million in bookings in fiscal 2007. “France, Germany and Asia all had good pro forma organic bookings growth for the year, and we expect to see more of the same from them in 2009,” said Salluzzo.
Balance sheet
As of June 30, 2008, cash, cash equivalents and marketable securities were $32.9 million, down slightly from $33.3 million reported a year ago, and up from $31.2 million of cash, cash equivalents and marketable securities reported as of March 31, 2008. The Company had $29.4 million of outstanding debt as of June 30, 2008. “Harris Interactive continues to be a solid cash generator, and all of the cost-control actions we took in FY08 will help us increase our cash-flow in FY09,” said Salluzzo.
1 EBITDA, a non-GAAP measure, is reconciled to our GAAP financial statements in the accompanying schedules.

FY2009 outlook
“We expect our first fiscal quarter will be affected by the ongoing economic difficulties in North America and lingering revenue erosion in our pharma business,” stated Salluzzo. “While not issuing specific guidance for FY09, we expect conditions will improve as we move through the year and that growth from many groups, especially outside the US, should offset declines and keep revenue flat for the fiscal year. Benefits from our previous cost-cutting actions should drive significant profit growth, and our reliable ability to generate cash will enable us to reduce debt and invest in innovative growth opportunities,” Salluzzo ended.
“While we certainly recognize there is more hard work to be done, the cost-cutting and restructuring actions we took in 2008, coupled with the improvements we saw in the fourth quarter, give me confidence that 2009 will be a better year,” said Novak. “We’re collaborating with a top-tier consulting firm which has helped us identify opportunities to improve our efficiency, increase our margins and grow revenue by focusing on building strong client relationships. New management in our pharma business has begun to rejuvenate that group, our balance sheet continues to show strength and our European and Asian acquisitions continue to perform well.”
Q4 and FY2008 results conference call and webcast access
The Company will conduct a conference call to discuss these results on Friday, August 22, 2008 at 8:30 a.m. ET. Gregory T. Novak, president and CEO will host the teleconference. Formal remarks will be followed by a question and answer session. To access the conference call, please dial toll-free 888.679.8035 in the United States and Canada, or 617.213.4848 internationally. The participant passcode is 41294347.
A live webcast of the conference call will also be accessible via the investor relations section of the Company’s website at www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release, including financial schedules, will be available at our website www.harrisinteractive.com/ir prior to the call.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit http://www.harrisinteractive.com/.

Contact	Dan Hucko
SVP, Corporate Communications – Investor Relations
Harris Interactive Inc.
585.214.7470
800.866.7655 x7470
dhucko@harrisinteractive.com
Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Revenue and Internet revenue Q4FY08 vs. Q4FY07

							As Reported
In $ US millions	As Reported Revenue			Pro Forma Organic Revenue*			Internet Revenue
except for %	Q4FY08	Q4FY07	% Chg	Q4FY08	Q4FY07	% Chg	Q4FY08	Q4FY07	% Chg
US	38.7	41.4	-7	38.7	41.4	-6	29.0	30.3	-4
Canada	6.5	—	nm	6.5	7.2	-10	1.5	—	nm
N. America	45.2	41.4	9	45.2	48.6	-7	30.4	30.3	0
UK	13.5	12.2	10	13.5	12.2	10	7.4	2.5	195
France	2.3	2.0	16	2.3	2.0	16	2.1	1.8	16
Germany	1.8	1.4	26	1.8	1.4	26	1.7	1.3	26
Europe	17.6	15.7	12	17.6	15.7	12	11.2	5.6	98
Asia	0.7	—	nm	0.7	0.9	-24	—	—	—
Total	63.5	57.1	11	63.5	65.2	-3	41.6	35.9	16
Revenue and Internet revenue FY2008 versus FY2007

							As Reported
In $ US millions	As Reported Revenue			Pro Forma Organic Revenue*			Internet Revenue
except for %	FY08	FY07	% Chg	FY08	FY07	% Chg	FY08	FY07	% Chg
US	152.9	159.8	-4	152.9	159.8	-4	111.5	110.6	1
Canada	24.6	—	nm	24.6	23.8	3	5.1	—	nm
N. America	177.5	159.8	11.1	177.5	183.6	-3	116.5	110.6	5
UK	43.8	43.7	nm	43.8	43.7	0.3	20.8	10.1	105
France	7.8	6.9	14	7.8	6.9	14	7.1	6.2	14
Germany	7.1	1.4	390	7.1	5.4	30	6.4	1.3	389
Europe	58.7	52.0	13	58.7	56.0	5	34.2	17.6	94
Asia	2.5	—	nm	2.5	2.2	14	31	—	nm
Total	238.7	211.8	13	238.7	241.8	-1	150.8	128.2	18

*	Pro forma organic revenue is calculated as if acquisitions had contributed full revenue for the comparable period as related to fiscal 2008.

Harris Interactive Key Operating Metrics – Quarterly
Updated 8/22/08

	Q4	Q1	Q2	Q3	Q4
Dollar amounts in millions US$	FY2007	FY2008	FY2008	FY2008	FY2008
Consolidated Revenue	$57.1	$55.2	$62.7	$57.3	$63.5
Internet Revenue (% of total revenue)	63%	62%	62%	63%	66%
NA Internet Revenue (% of NA revenue)	73%	66%	67%	62%	67%
European Internet Revenue (% of European revenue)	35%	50%	51%	67%	63%
Cash, Cash Equivalents & Marketable Securities	$33.3	$24.1	$33.3	$31.2	$32.9
Bookings	$50.9	$50.8	$68.2	$61.3	$53.3
Ending Sales Backlog	$64.9	$67.4	$72.8	$76.9	$66.8
Average Billable Full Time Equivalents (FTE’s)	712	766	821	818	817
Days Sales Outstanding (DSO)	43 days	49 days	43 days	40 days	43 days
Utilization	68%	62%	62%	62%	66%
Bookings to Revenue Ratio (B/R)	0.89	0.92	1.09	1.07	0.84
Harris Interactive Key Operating Metrics – Trailing Twelve Months
Updated 8/22/08

Dollar amounts in millions US$	Jun 07	Sep 07	Dec 07	Mar 08	Jun 08
Consolidated Revenue	$211.8	$219.8	$226.8	$232.3	$238.7
Internet Revenue (% of total revenue)	60%	61%	62%	62%	63%
NA Internet Revenue (% of NA revenue)	69%	69%	69%	67%	66%
EUR Internet Revenue (% of European revenue)	34%	36%	42%	50%	58%
Total Bookings	$217.1	$225.0	$227.4	$231.2	$233.6
Average Billable Full Time Equivalents (FTE’s)	720	731	757	779	806
Utilization	63%	64%	64%	63%	63%
Bookings to Revenue Ratio (B/R)	1.03	1.02	1.00	1.00	0.98
Key Operating Metrics Definitions
Bookings – The contract value of revenue-generating projects expected to take place during the next four fiscal quarters for which a firm client commitment has been received during the current period, less any adjustments to prior period bookings due to contract value adjustments or project cancellations during the current period.
Ending Sales Backlog – Prior period ending sales backlog plus current period bookings less revenue recognized on outstanding projects as of the end of the period.
Average Billable Full-time Equivalents (FTE’s) – The hours of available billable capacity in a given period divided by total standard hours for a full-time employee. This represents an average for the periods reported.
Days Sales Outstanding (DSO) – Accounts receivable as of the end of the applicable period (including unbilled receivables less deferred revenue) divided by our daily revenue (total revenue for the period divided by the number of calendar days in the period).
Utilization – Hours billed by project personnel in connection with specific revenue-generating projects divided by total hours of available capacity. Hours billed do not include marketing, selling, or proposal generation time.
Bookings to Revenue Ratio (B/R) – This ratio is determined by dividing total bookings for the period by total revenue. Ratios above 1.0 are indicative of a growing sales backlog.
NOTE: The metrics presented herein should be evaluated in conjunction with all other reports and documents filed by the Company with the Securities and Exchange Commission during each of the fiscal periods noted above.
Please see attached schedules for detailed financial information.

Harris Interactive Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	June 30,
	2008	2007

Assets
Cash and cash equivalents	$32,874	$28,911
Marketable securities	—	4,418
Accounts receivable, net	34,940	34,794
Unbilled receivables	11,504	9,938
Prepaids and other current assets	8,753	6,964
Deferred tax assets	3,668	3,754
Assets held for sale	—	1,074

Total current assets	91,739	89,853

Property, plant and equipment, net	11,953	9,902
Goodwill	6,302	115,466
Other intangibles, net	23,302	11,788
Deferred tax assets	15,516	13,628
Other assets	2,353	1,401

Total assets	$151,165	$242,038

Liabilities and Stockholders’ Equity
Accounts payable	$10,779	$8,079
Accrued expenses	25,611	22,198
Current portion of long-term debt	6,925	19,625
Deferred revenue	16,226	17,575
Liabilities held for sale	—	330

Total current liabilities	59,541	67,807

Long-term debt	22,506	—
Deferred tax liabilities	4,035	859
Other long-term liabilities	2,331	1,016

Total stockholders’ equity	62,752	172,356

Total liabilities and stockholders’ equity	$151,165	$242,038

Harris Interactive Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue from services	$63,500	$57,107	$238,723	$211,803

Operating expenses:
Cost of services	32,852	28,437	120,192	104,761
Sales and marketing	6,336	5,534	23,979	21,151
General and administrative	20,604	17,533	80,253	68,730
Depreciation and amortization	2,190	1,475	8,526	5,295
Gain on sale of assets	—	(378)	—	(788)
Restructuring charges	1,125	337	2,263	337
Goodwill impairment charge (1)	123,000	—	123,000	—
Cost of reviewing strategic alternatives	1,584	—	1,584	—

Total operating expenses	187,691	52,938	359,797	199,486

Operating income (loss)	(124,191)	4,169	(121,074)	12,317
Operating margin	-195.6%	7.3%	-50.7%	5.8%

Interest and other income	210	477	1,119	2,246
Interest expense	(474)	(284)	(1,951)	(290)

Income (loss) from continuing operations before income taxes	(124,455)	4,362	(121,906)	14,273

Provision (benefit) for income taxes	(3,257)	1,048	(1,619)	5,319

Income (loss) from continuing operations	(121,198)	3,314	(120,287)	8,954
Income from discontinued operations, net of tax	—	49	124	122

Net income (loss)	$(121,198)	$3,363	$(120,163)	$9,076

Basic net income (loss) per share (2):
Continuing operations	$(2.28)	$0.06	$(2.28)	$0.16
Discontinued operations	—	0.00	0.00	0.00

	$(2.28)	$0.06	$(2.27)	$0.16

Diluted net income (loss) per share (2):
Continuing operations	$(2.28)	$0.06	$(2.28)	$0.16
Discontinued operations	—	0.00	0.00	0.00

	$(2.28)	$0.06	$(2.27)	$0.16

Weighted average shares outstanding -
Basic	53,115,357	52,786,480	52,861,354	56,133,355

Diluted	53,115,357	53,080,119	52,861,354	56,397,600

(1)	Amount based on estimated valuation. Changes to this amount, if any, will be reflected in the Company’s financial statements to be filed on Form 10-K in September 2008.
(2)	Figures may not add due to rounding.

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Q4FY08	Q4FY07	FY08	FY07

GAAP Net Income	$(121,198)	$3,363	$(120,163)	$9,076
Income from discontinued operations, net of tax	—	(49)	(124)	(122)
Net interest (income) expense	264	(193)	832	(1,956)
Provision (benefit) for income taxes	(3,257)	1,048	(1,619)	5,319
Depreciation and amortization	2,595	1,864	10,045	6,783

EBITDA	$(121,596)	$6,033	$(111,029)	$19,100
Goodwill impairment charge	123,000	—	123,000	—
Stock-based compensation	950	938	4,091	3,787

Adjusted EBITDA	$2,354	$6,971	$16,062	$22,887

Revenue from services	$63,500	$57,107	$238,723	$211,803

Adjusted EBITDA margin	3.7%	12.2%	6.7%	10.8%